UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 9, 2014

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in Charter)

Nevada	001-32491	11-2238111
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3475 Victory Boulevard
Staten Island, New York
10314
(Address of principal executive offices)(Zip Code)

(718) 832-0800
(Issuer’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 9, 2014, Coffee Holding Co., Inc. (“Coffee Holding” or the "Company") held its Annual Meeting of Stockholders (the “Annual Meeting”).  The matters voted on at the Annual Meeting were: (1) the election of directors; and (2) the ratification of the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2014.  The final voting results were as follows:

1.  The election of each of David Gordon and John Rotelli to hold office for a term of three years, until his successor is duly elected and qualified or he is otherwise unable to complete his term.

The votes were cast for this matter as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

David Gordon	3,221,181	68,838	511,028

John Rotelli	3,221,141	66,878	511,028

2.  The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the Company's fiscal year ending October 31, 2014 was approved based upon the following votes:

Votes For	Votes Withheld	Abstentions

3,689,881	108,430	736

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: April 15, 2014	By:	/s/ Andrew Gordon
Andrew Gordon
President and Chief Executive Officer